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                                                                 EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report on the consolidated financial statements of WellTech, Inc. and subsidiaries dated August 31, 1995 included in Key Energy Group, Inc.'s previously filed registration statement on Form S-4 (File No. 333-369), and to all references to our Firm included in this Registration Statement.


                                                    ARTHUR ANDERSEN LLP


Houston, Texas
June 4, 1997